                                   EXHIBIT 12

                Computation of Ratio of Earnings to Fixed Charges
                         J.P. Morgan & Co. Incorporated
                                  Consolidated


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                                                                       Three Months
Dollars in millions                                                            2000
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

Earnings:
   Net income                                                                $  628
   Add: income taxes                                                            353
   Less: equity in undistributed income
     of all affiliates accounted for by
     the equity method                                                           31
   Add: fixed charges, excluding interest
     on deposits                                                              2 044

------------------------------------------------------------------------------------
   Earnings available for fixed charges,
     excluding interest on deposits                                           2 994
   Add: interest on deposits                                                    542

------------------------------------------------------------------------------------
   Earnings available for fixed charges,
     including interest on deposits                                           3 536

------------------------------------------------------------------------------------
Fixed charges:
   Interest expense, excluding interest on
     deposits                                                                 2 036
   Interest factor in net rental expense                                          8

------------------------------------------------------------------------------------
   Total fixed charges, excluding interest
     on deposits                                                              2 044
   Add: interest on deposits                                                    542

------------------------------------------------------------------------------------
Total fixed charges, including interest
     on deposits                                                              2 586

------------------------------------------------------------------------------------
Ratio of earnings to fixed charges:
   Excluding interest on deposits                                              1.46
   Including interest on deposits                                              1.37

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

                                   EXHIBIT 12

 Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock
                                    Dividends
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

-----------------------------------------------------------------------------------------

                                                                           Three Months
Dollars in millions                                                                2000
-----------------------------------------------------------------------------------------

Earnings:
  Net income                                                                     $  628
  Add: income taxes                                                                 353
  Less: equity in undistributed income
    of all affiliates accounted for by
    the equity method                                                                31
  Add: fixed charges, excluding interest
    on deposits, and preferred stock
    dividends                                                                     2 059

-----------------------------------------------------------------------------------------
  Earnings available for fixed charges,
    excluding interest on deposits                                                3 009
  Add: interest on deposits                                                         542

-----------------------------------------------------------------------------------------
  Earnings available for fixed charges,
    including interest on deposits                                                3 551

-----------------------------------------------------------------------------------------
Fixed charges:
 Interest expense, excluding interest on
 deposits                                                                         2 036
 Interest factor in net rental expense                                                8
 Preferred stock dividends                                                           15

-----------------------------------------------------------------------------------------
Total fixed charges, excluding interest
    on deposits                                                                   2 059
  Add: interest on deposits                                                         542

-----------------------------------------------------------------------------------------
Total fixed charges, including interest
    on deposits                                                                   2 601

-----------------------------------------------------------------------------------------
Ratio of earnings to fixed charges:
  Excluding interest on deposits                                                   1.46
  Including interest on deposits                                                   1.37

-----------------------------------------------------------------------------------------